Exhibit 99.1

For Immediate Release

MSL Contact:

David Holt

Director of Investor Relations

(978) 371-5457

dave.holt@msl.com

MSL ANNOUNCES $41.5 MILLION PRIVATE PLACEMENT

CONCORD, MA, (March 13, 2002) — Manufacturers’ Services, Ltd. (NYSE: MSV), a full-service global electronics manufacturing and supply chain services company, today announced that it has entered into definitive agreements for the private placement of $41.5 million of the Company’s 5 1/4% convertible preferred stock and warrants to purchase common stock.  The Company intends to use the net proceeds from this private placement for general corporate purposes, including working capital to support new growth, capital expenditures, and potential acquisitions.  The private placement is expected to close on or about March 14, 2002.

Upon issuance, the preferred stock may be converted into the Company’s common stock at the option of the holder prior to the scheduled redemption date of March 14, 2007.  The initial conversion price is $6.44, which represents a 10% premium over the closing price of the Company’s common stock on March 12, 2002.  The preferred stock also may be converted into common stock by the Company under certain circumstances prior to the scheduled redemption date.  The private placement includes warrants to purchase 1,612,277 shares of common stock which are exercisable during the next 5 years at an initial exercise price of $7.02 per share.  The Company may force the exercise of  the warrants under certain circumstances prior to their expiration date.

Robertson Stephens was the placement agent in this financing. The securities have been purchased by institutional investors, including some existing holders of MSL common stock.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent

MSL REPORTS Q4 FINANCIAL RESULTS — 2-2-2

registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

The Company also reaffirmed its revenue and cash EPS estimates $200 to $240 million in revenue and $0.08 to $0.12 per share, respectively for the first quarter of fiscal 2002.  These estimates were announced on February 6, 2002.

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About MSL:

MSL is a leading global provider of full service electronics manufacturing and supply chain services to original equipment manufacturers (OEMs).  The company has established a global network of manufacturing facilities in the world’s major electronics markets - North America, Europe and Asia.  MSL has developed relationships with leading OEMs in a diverse set of industries such as wired and wireless communications, networking and storage equipment, computer systems and peripherals, consumer electronics, industrial equipment and commercial avionics.  MSL provides integrated supply chain solutions that address all stages of the product life cycle, including engineering and design, new product introduction, materials procurement and management, testing, printed circuit board assembly, product assembly and systems integration and assembly, order fulfillment, distribution and after-market support.

MSL differentiates itself by providing exceptional customer service, by broadly and deeply integrating our services into our OEM customer’s operations, and by leveraging information technology to connect a global network of supply, purchasing and fulfillment sites.  MSL is headquartered in Concord, Mass.  For more information, please visit the company’s Web site at www.msl.com.

Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence upon a relatively small number of customers; risks associated with our acquisitions of other companies or businesses; the incurrence of indebtedness and associated interest expense to fund our business strategy; the availability of critical components, particularly those from sole-source suppliers; the impact of competition within our industry; cancellations of or delays in customer orders; general economic conditions within our industry; the impact of foreign currency fluctuations and other factors specifically affecting our international operations.  In addition, forward-looking statements included in this press release represent the Company’s estimates as of March 13, 2002.  The Company anticipates that subsequent events and developments will cause the Company’s estimates to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.